EXHIBIT 99.1

II-VI Incorporated Reports Fiscal First Quarter Earnings

PITTSBURGH, Oct. 23, 2012 (GLOBE NEWSWIRE) -- II-VI Incorporated (Nasdaq:IIVI) today reported results for its first fiscal quarter ended September 30, 2012.

As discussed below under "Use of Non-GAAP Financial Measures," the Company is presenting non-GAAP financial measures in this release. Investors should consider these adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with generally accepted accounting principles ("GAAP"). Please refer to the attached reconciliation between the financial measures prepared in accordance with GAAP and the non-GAAP adjusted financial measures.

Bookings for the quarter decreased 12% to $114,393,000 compared to $130,247,000 in the first quarter of last fiscal year. Bookings are defined as customer orders received that are expected to be converted into revenues during the next 12 months.

Revenues for the quarter decreased 4% to $132,292,000 from $138,373,000 in the first quarter of last fiscal year.

Net earnings attributable to II-VI Incorporated for the quarter were $12,718,000 or $0.20 per share-diluted, compared to net earnings of $18,579,000, or $0.29 per share-diluted, in the first quarter of last fiscal year.

The results include write-downs of tellurium and selenium inventory of $0.5 million, or $0.01 per share-diluted, for the quarter ended September 30, 2012, and $0.3 million, or $0.00 per share-diluted, for the quarter ended September 30, 2011, from the Pacific Rare Specialty Metals & Chemicals, Inc. (PRM) business unit in our Military & Materials segment, due to declines in global raw material index pricing. This expense was included in cost of goods sold in the attached condensed consolidated statements of earnings. Excluding this item, adjusted net earnings attributable to II-VI Incorporated for the quarter were $13,193,000, or $0.21 per share-diluted, compared to adjusted net earnings of $18,871,000, or $0.29 per share-diluted, in the first quarter of last fiscal year.

Francis J. Kramer, president and chief executive officer, said, "Results for the first fiscal quarter reflect our customers' cautious ordering patterns in a world fraught with economic and political uncertainties. In response to this environment, we are closely monitoring our discretionary spending and adjusting our cost structure to match market demand. In the Military & Materials segment, index pricing of Tellurium and Selenium processed by PRM began to stabilize and we reduced our inventories of those materials. In the Advanced Products Group, lower commercial demand at Marlow Industries affected results, while Near-Infrared Optics segment bookings and revenues increased by 10% and 31%, respectively, compared to the year-ago period, as we continued to experience strong demand from telecommunication customers around the world."

Kramer continued, "Despite some market challenges, our financial fundamentals are strong and our cash reserves have grown. We intend to use that cash to continue to repurchase Company shares while we evaluate investments in both organic growth opportunities and acquisitions."

Segment Information

The following segment information includes segment earnings (defined as earnings before income taxes, interest expense and other expense or income, net). Management believes segment earnings are a useful performance measure because they reflect the results of segment performance over which management has direct control. Effective July 1, 2012, the Company changed its segment reporting structure to include VLOC in the Company's Military & Materials segment. VLOC was previously reported in the Company's Near-Infrared Optics segment. All segment information presented in this earnings release has been retrospectively adjusted to include VLOC in the Military & Materials segment.

	Three Months Ended
	September 30, (000's except %'s)
	2012	2011	% Increase (Decrease)

Bookings:
Infrared Optics	$ 47,526	$ 51,098	(7)%
Near-Infrared Optics	35,118	31,825	10%
Military & Materials	17,740	26,350	(33)%
Advanced Products Group	14,009	20,974	(33)%
Total Bookings	$ 114,393	$ 130,247	(12)%

Revenues:
Infrared Optics	$ 51,556	$ 50,796	1%
Near-Infrared Optics	40,646	30,989	31%
Military & Materials	23,935	30,780	(22)%
Advanced Products Group	16,155	25,808	(37)%
Total Revenues	$ 132,292	$ 138,373	(4)%

Segment Earnings (Loss):
Infrared Optics	$ 11,842	$ 12,357	(4)%
Near-Infrared Optics	7,722	2,560	202%
Military & Materials	(2,148)	2,110	(202)%
Advanced Products Group	(822)	6,008	(114)%
Total Segment Earnings	$ 16,594	$ 23,035	(28)%

Other Selected Financial Information

The following other selected financial information includes earnings before interest, income taxes, depreciation and amortization (EBITDA). The Company believes EBITDA is a useful performance measure because it reflects operating profitability before certain non-operating expenses and non-cash charges.

	Three Months Ended
	September 30, (000's except shares)
	2012	2011

EBITDA	$ 26,426	$ 32,975
Cash paid for capital expenditures	$ 5,929	$12,712
Net borrowings on indebtedness	$ 5,000	$ 5,705
Share-based compensation expense, pre-tax	$ 3,460	$ 4,558
Cash paid for shares repurchased through
the Company's share repurchase program	$ 5,899	$ --
Shares repurchased through the Company's
share repurchase program	317,042	--

Outlook

For the second fiscal quarter ending December 31, 2012, the Company currently forecasts revenues to range from $128 million to $132 million and earnings per share to range from $0.20 to $0.22. Comparable results for the quarter ended December 31, 2011 were revenues of $126.8 million and earnings per share of $0.21. For the fiscal year ending June 30, 2013, the Company expects revenues to range from $550 million to $560 million and earnings per share to range from $1.00 to $1.06. Comparable results for the year ended June 30, 2012 were revenues of $534.6 million and earnings per share of $0.94. As discussed in more detail below, actual results may differ from these forecasts due to various factors including, but not limited to, changes in product demand, competition and general economic conditions.

Webcast Information

The Company will host a conference call at 9:00 a.m. Eastern Time on Tuesday, October 23, 2012 to discuss these results. The conference call will be broadcast live over the internet and can be accessed by all interested parties from the Company's web site at www.ii-vi.com as well as at http://tinyurl.com/99gss6l.   A replay of the webcast will be available for 2 weeks following the call.

Appointment of Chief Technology Officer

The Company announced today that it has appointed Dr. Giovanni Barbarossa as the Company's Chief Technology Officer. In this role, Dr. Barbarossa will focus on defining the Company's strategic direction in research, development, engineering and operations in addition to providing guidance on investments and growth opportunities. Dr. Barbarossa has a BS in Electrical Engineering from the University of Bari, Italy and a Ph.D. in Photonics from the University of Glasgow, U.K. Dr. Barbarossa joined AT&T Bell Labs in 1995 where he worked on Photonic Integrated Circuits. From 2000 to 2009, he held various executive assignments in Product Development and General Management, then as the Chief Technology Officer, and ultimately became the CEO of Avanex Corporation which, following a merger with Bookham, became Oclaro, Inc. Dr. Barbarossa was a member of the Board of Directors of Oclaro, Inc. from 2009 to 2011.

Use of Non-GAAP Financial Measures

The Company has disclosed adjusted financial measurements in this press release that present financial information that is not in accordance with GAAP. These measurements are not a substitute for GAAP measurements, although the Company's management uses these measurements as an aid in evaluating and monitoring the Company's on-going financial performance. The adjusted Non-GAAP net earnings attributable to II-VI Incorporated and the adjusted Non-GAAP earnings per share measure the earnings of the Company excluding unusual items that are considered by management to be outside of the normal on-going operations of the Company. There are limitations with the use of non-GAAP financial measures, including that non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, that there can be no assurance the excluded items in the non-GAAP financial measures will not occur in the future and that there could be cash costs associated with items excluded in the non-GAAP financial measure. The Company compensates for these limitations by using these Non-GAAP financial measures as supplements to GAAP financial measures and by providing the reconciliations of the Non-GAAP financial measures to their most comparable GAAP financial measures.  Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

About II-VI Incorporated

II-VI Incorporated, a global leader in engineered materials and opto-electronic components, is a vertically-integrated manufacturing company that creates and markets products for diversified markets including industrial manufacturing, military and aerospace, high-power electronics, optical communications, and thermoelectronics applications. Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales, and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics, silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers.

In the Company's infrared optics business, II-VI Infrared manufactures optical and opto-electronic components for industrial laser and thermal imaging systems and HIGHYAG Lasertechnologie GmbH (HIGHYAG) manufactures fiber-delivered beam delivery systems and processing tools for industrial lasers.

In the Company's near-infrared optics business, Photop Technologies, Inc. (Photop) manufactures crystal materials, optics, microchip lasers and opto-electronic modules for use in optical communication networks and other diverse consumer and commercial applications. Aegis Lightwave, Inc. (Aegis) manufactures tunable optical devices required for high speed optical networks that provide the bandwidth expansion necessary for increasing internet traffic. Through its Australian subsidiary, AOFR, Aegis also manufactures fused fiber components, including those required for fiber lasers for material processing applications, as well as optical couplers used primarily in the optical communication industry.

In the Company's military & materials business, Exotic Electro-Optics (EEO) manufactures infrared products for military applications, Pacific Rare Specialty Metals & Chemicals (PRM) produces and refines selenium and tellurium materials and Max Levy Autograph, Inc. (MLA) manufactures micro-fine conductive mesh patterns for optical, mechanical and ceramic components for applications such as circuitry, metrology standards, targeting calibration and suppression of electro-magnetic interference. VLOC manufactures near-infrared and visible light products for military and laser gain materials and products for solid-state YAG and YLF lasers.

In the Company's advanced products group, the Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; Marlow Industries, Inc. (Marlow) designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets; and the Worldwide Materials Group (WMG) provides expertise in materials development, process development and manufacturing scale up.

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, speak only as of the date of this release and relate to the Company's performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other "Risk Factors" discussed in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2012; (iii) the purchasing patterns from customers and end-users; (iv) the timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; and/or (vi) the Company's ability to devise and execute strategies to respond to market conditions. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or developments, or otherwise.

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)
($000 except per share data)

	Three Months Ended
	September 30,
	2012	2011
Revenues
Net sales:
Domestic	$ 52,283	$ 55,569
International	80,009	82,804
Total Revenues	132,292	138,373

Costs, Expenses & Other Expense (Income)
Cost of goods sold	83,457	83,363
Internal research and development	5,585	5,163
Selling, general and administrative	26,656	26,812
Interest expense	36	59
Other expense (income), net	(761)	(1,630)
Total Costs, Expenses, and Other Expense (Income)	114,973	113,767

Earnings Before Income Taxes	17,319	24,606

Income Taxes	4,187	5,892

Net Earnings	13,132	18,714
Less: Net Earnings Attributable to Noncontrolling Interests	414	135
Net Earnings Attributable to II-VI Incorporated	$ 12,718	$ 18,579
Net Earnings Attributable to II-VI Incorporated Diluted Earnings Per Share:	$ 0.20	$ 0.29
Net Earnings Attributable to II-VI Incorporated Basic Earnings Per Share:	$ 0.20	$ 0.30

Average Shares Outstanding - Diluted	64,199	64,065
Average Shares Outstanding - Basic	62,786	62,698

II-VI Incorporated and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
($000)
	September 30,	June 30,
	2012	2012
Assets
Current Assets
Cash and cash equivalents	$ 152,611	$ 134,944
Accounts receivable	98,695	104,761
Inventories	135,261	137,607
Deferred income taxes	10,411	10,796
Prepaid and refundable income taxes	7,374	8,488
Prepaid and other current assets	13,469	13,777
Total Current Assets	417,821	410,373
Property, plant & equipment, net	151,762	153,918
Goodwill	80,748	80,748
Other intangible assets, net	42,970	44,014
Investment	11,026	10,661
Deferred income taxes	47	145
Other assets	6,751	6,627
Total Assets	$ 711,125	$ 706,486

Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable	$ 23,317	$ 29,420
Accruals and other current liabilities	47,439	54,308
Total Current Liabilities	70,756	83,728
Long-term debt	17,865	12,769
Deferred income taxes	5,187	5,883
Other liabilities	13,043	12,720
Total Liabilities	106,851	115,100

Total II-VI Incorporated Shareholders' Equity	602,921	589,957
Noncontrolling Interests	1,353	1,429
Total Shareholders' Equity	604,274	591,386
Total Liabilities and Shareholders' Equity	$ 711,125	$ 706,486

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
($000)	Three Months Ended
	September 30,
	2012	2011
Net cash provided by operating activities	$ 23,185	$ 14,290

Cash Flows from Investing Activities
Additions to property, plant and equipment	(5,929)	(12,712)
Purchase of businesses, net of cash acquired	--	(46,141)
Other investing activities	42	23
Net cash used in investing activities	(5,887)	(58,830)

Cash Flows from Financing Activities
Proceeds from long-term borrowings	6,000	7,000
Payments on long-term borrowings	(1,000)	(1,295)
Proceeds from exercises of stock options	1,083	179
Purchases of treasury shares	(5,899)	--
Excess tax benefits from share-based compensation expense	387	45
Minimum tax withholding requirements	(137)	--
Net cash provided by financing activities	434	5,929

Effect of exchange rate changes on cash and cash equivalents	(65)	(63)

Net increase (decrease) increase in cash and cash equivalents	17,667	(38,674)

Cash and Cash Equivalents at Beginning of Period	134,944	149,460
Cash and Cash Equivalents at End of Period	$ 152,611	$ 110,786

II-VI Incorporated and Subsidiaries
Reconciliation of Selected Non-GAAP Financial Measurements
($000 except per share amounts)

Reconciliation of Reported Net Earnings to Adjusted Non-GAAP Net Earnings (Unaudited)

Three Months Ended
September 30,
	2012	2011

Reported Net Earnings Attributable to II-VI Incorporated	$ 12,718	$ 18,579

Add back:
Write-downs of tellurium and selenium inventory	500	307

Income tax impact on unusual items	(25)	(15)
Adjusted Non-GAAP Net Earnings Attributable to II-VI Incorporated	$ 13,193	$ 18,871

Per share data:
Net Earnings Attributable to II-VI Incorporated:
Net Earnings Attributable to II-VI Incorporated Diluted Earnings Per Share:	$ 0.20	$ 0.29
Net Earnings Attributable to II-VI Incorporated Basic Earnings Per Share:	$ 0.20	$ 0.30

Per share, after-tax impact of write-downs of Tellurium and Selenium inventory on:
Net Earnings Attributable to II-VI Incorporated Diluted Earnings Per Share:	$ 0.01	$ 0.00
Net Earnings Attributable to II-VI Incorporated Basic Earnings Per Share:	$ 0.01	$ 0.00

Adjusted Non-GAAP Net Earnings Attributable to II-VI Incorporated:
Adjusted Non-GAAP Net Earnings Diluted Earnings Per Share:	$ 0.21	$ 0.29
Adjusted Non-GAAP Net Earnings Basic Earnings Per Share:	$ 0.21	$ 0.30

Below is a reconciliation of the Segment Earnings and EBITDA reported in this press release to reported Net Earnings.

Reconciliation of Segment
Earnings and EBITDA to Net Earnings	Three Months Ended September 30,
	2012	2011

Total Segment Earnings	$ 16,594	$ 23,035
Interest expense	36	59
Other expense (income), net	(761)	(1,630)
Income taxes	4,187	5,892
Net earnings	$ 13,132	$ 18,714

EBITDA	$ 26,426	$ 32,975
Interest expense	36	59
Depreciation and amortization	9,071	8,310
Income taxes	4,187	5,892
Net earnings	$ 13,132	$ 18,714
CONTACT: II-VI Incorporated
         Craig A. Creaturo, Chief Financial Officer and Treasurer
         (724) 352-4455
         ccreaturo@ii-vi.com